EXHIBIT 3.2

                              SPECTRE GAMING, INC.

                            ARTICLES OF AMENDMENT OF
                   CERTIFICATE OF DESIGNATION OF PREFERENCES,
                             RIGHTS AND LIMITATIONS
                                       OF
               SERIES B VARIABLE RATE CONVERTIBLE PREFERRED STOCK


      THE UNDERSIGNED Chief Financial Officer of Spectre Gaming, Inc., a Minnesota corporation (the "Corporation"), hereby certifies that the following Articles of Amendment of Certificate of Designation of Preferences, Rights and Limitations of Series B Variable Rate Convertible Preferred Stock of the Corporation were authorized and adopted by the Corporation's board of directors on September 28, 2005, pursuant to Sections 302A.401, 302A.135 and 302A.133 of the Minnesota Business Corporation Act, and prior to the issuance of any shares of capital stock the rights and preferences of which were fixed by the Certificate of Designation of Preferences, Rights and Limitations of Series B Variable Rate Convertible Preferred Stock.

      1. The name of the Company is Spectre Gaming, Inc.

      2. Section 6(b) of the Certificate of Designation of Preferences, Rights and Limitations of Series B Variable Rate Convertible Preferred Stock of the Corporation is hereby amended to read in entirety as follows:

            b) Conversion Price. The conversion price for the Preferred Stock shall be $1.60 (the "Conversion Price"), subject to adjustment as provided herein.

      3. These Articles of Amendment of Certificate of Designation of Preferences, Rights and Limitations of Series B Variable Rate Convertible Preferred Stock have been adopted pursuant to the Minnesota Business Corporation Act.

      IN WITNESS WHEREOF, the undersigned has set his hand to these Articles of Amendment of Certificate of Designation of Preferences, Rights and Limitations of Series B Variable Rate Convertible Preferred Stock on this 21st day of October, 2005.


                                           SPECTRE GAMING, INC.:



                                           /s/ Brian Niebur
                                           -------------------------------------
                                           BRIAN NIEBUR, Chief Financial Officer